Report of Independent Registered Public
Accounting Firm
To the Partners and Board of Directors of
Salient Private Access Master Fund, L.P.:
In planning and performing our audit of the
financial statements of Salient Private Access
Master Fund, L.P. (the Fund) as of and for the
year ended December 31, 2016, in accordance
with the standards of the Public Company
Accounting Oversight Board (United States),
we considered the Funds internal control over
financial reporting, including control activities
over safeguarding securities, as a basis for
designing our auditing procedures for the
purpose of expressing our opinion on the
financial statements and to comply with the
requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the
effectiveness of the Funds internal control over
financial reporting. Accordingly, we express
no such opinion.
Management of the Fund is responsible for
establishing and maintaining effective internal
control over financial reporting. In fulfilling
this responsibility, estimates and judgments by
management are required to assess the
expected benefits and related costs of controls.
A funds internal control over financial
reporting is a process designed to provide
reasonable assurance regarding the reliability
of financial reporting and the preparation of
financial statements for external purposes in
accordance with generally accepted accounting
principles (GAAP). A funds internal control
over financial reporting includes those policies
and procedures that (1) pertain to the
maintenance of records that, in reasonable
detail, accurately and fairly reflect the
transactions and dispositions of the assets of
the company; (2) provide reasonable assurance
that transactions are recorded as necessary to
permit preparation of financial statements in
accordance with GAAP, and that receipts and
expenditures of the fund are being made only
in accordance with authorizations of
management and directors of the fund; and
(3) provide reasonable assurance regarding
prevention or timely detection of unauthorized
acquisition, use, or disposition of a funds
assets that could have a material effect on the
financial statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements. Also,
projections of any evaluation of effectiveness
to future periods are subject to the risk that
controls may become inadequate because of
changes in conditions, or that the degree of
compliance with the policies or procedures
may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation
of a control does not allow management or
employees, in the normal course of performing
their assigned functions, to prevent or detect
misstatements on a timely basis. A material
weakness is a deficiency, or a combination of
deficiencies, in internal control over financial
reporting, such that there is a reasonable
possibility that a material misstatement of the
Funds annual or interim financial statements
will not be prevented or detected on a timely
basis.
Our consideration of the Funds internal control
over financial reporting was for the limited
purpose described in the first paragraph and
would not necessarily disclose all deficiencies
in internal control that might be material
weaknesses under standards established by the
Public Company Accounting Oversight Board
(United States). However, we noted no
deficiencies in the Funds internal control over
financial reporting and its operation, including
controls over safeguarding securities, that we
consider to be a material weakness as defined
above as of December 31, 2016.
This report is intended solely for the
information and use of management and the
Board of Directors of the Fund and the
Securities and Exchange Commission and is
not intended to be and should not be used by
anyone other than these specified parties.
/s/ KPMG LLP
Columbus, Ohio
March 1, 2017